CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 30, 1998, on our audits of the financial statements of Frederick Brewing Company. We also consent to the references to our firm under the captions "Experts" and "Selected Financial and Operating Data".



                                                   COOPERS & LYBRAND L.L.P.

McLean, Virginia
April 27, 1998